UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2023

Date of Report (Date of earliest event reported)

U-Haul Holding Company

(Exact name of registrant as specified in its charter)

Nevada                                                    001-11255                                          88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane , Ste. 100

Reno , NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

N/A

_____________________________________________________________________________

(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	New York Stock Exchange
Common Stock, $0.001 par value	UHAL.B	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule   12b-2   of the Securities Exchange Act of 1934 (§240.12b-2   of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.     ☐

Item 5.01 Changes in Control of Registrant

On March 28, 2023 a group consisting of Edward J. Shoen, Mark V. Shoen, Foster Road LLC (“ Foster Road ”), Willow Grove Holdings LP (“ Willow Grove ”), Blackwater Investments, Inc. (“ Blackwater ”), Clarendon Strategies, LLC (“ Clarendon ”) and SAC Holding Corporation (“ SAC ”) (collectively, the “ Schedule 13D Group ”) reported on an amendment to Schedule 13D (the “ Schedule 13D ”) that on March 23, 2023, SAC purchased an aggregate of 24,900 shares of voting common stock, $0.25 par value per share (“ Voting Common Stock ”) of U-Haul Holding Company (the “ Company ”).

The Voting Common Stock was acquired in open market purchases (the “ Transactions ”) for an aggregate purchase price of $1,404,711.46. The source of funds used in connection with the purchase of such shares of Voting Common Stock was the working capital of SAC and its affiliates.   As a result of the Transactions, the Schedule 13D Group as a group has a direct or indirect beneficial interest in 9,828,542 shares of Voting Common Stock, representing approximately 50.13% of the Voting Common Stock outstanding.

Prior to the Transaction, the members of the Schedule 13D Group together had a direct or indirect beneficial interest in 9,803,642 shares of Voting Common Stock, representing just under 50.0% of the Voting Common Stock outstanding.   As a result, and because the Transactions were open market purchases, the Schedule 13D Group did not assume control from any other person.

There is no arrangement or understanding among the members of the Schedule 13D Group with respect to the election of directors or other matters of the Company.

Edward J. Shoen is the Chairman and President of the Company, and he and Mark V. Shoen are brothers.

As a result of the Transactions, we are a “ controlled company ” within the meaning of the NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “ controlled company ” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our board of directors (“ Board ”) consist of independent directors, (2) that our Board have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nomination process.   The Company has not made any election relating to compliance with any of these corporate governance standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul Holding Company

(Registrant)

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer

Date: March 29, 2023